   As filed with the Securities and Exchange Commission on December 20, 2000
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under

                          The Securities Act of 1933

                          divine interVentures, inc.
            (Exact Name of Registrant as Specified in its Charter)

                    Delaware                           36-4301991
          (State or Other Jurisdiction      (I.R.S. Employer Identification No.)
        of Incorporation or Organization)

            3333 Warrenville Road, Suite 800, Lisle, Illinois 60532
        (Address Of Principal Executive Offices)       (Zip Code)

              divine interVentures, inc. 1999 Stock Incentive Plan
                           (Full Title of the Plan)

                               Jude M. Sullivan
                         General Counsel and Secretary
            3333 Warrenville Road, Suite 800, Lisle, Illinois 60532
                    (Name and Address of Agent for Service)
                                (630) 799-7500
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             D. Mark McMillan, Esq.
                             Bell, Boyd & Lloyd LLC
                               70 W. Madison St.
                            Chicago, Illinois 60602
                                 (312) 372-1121

                           ________________________


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                           Proposed            Proposed
                                                       Amount              Maximum             Maximum           Amount of
    Title of Each Class of                              to be           Offering Price        Aggregate         Registration
   Securities to be Registered                       Registered(1)         Per Share         Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per share     4,371,009 Shares      $4.96  (2)     $21,680,205 (2)        $5,724 (2)
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per share     1,782,000 Shares      $1.875 (3)     $ 3,341,250 (3)        $  882 (3)
------------------------------------------------------------------------------------------------------------------------------
             Total                                  6,153,009 Shares          --                  --            $6,606
==============================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of divine interVentures, inc. Class A Common Stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the plan in accordance with Rule 416 under the Securities Act of 1933.

(2) Based on the weighted average exercise price of $4.96 per share for currently outstanding options to purchase 4,371,009 shares of Class A Common Stock granted under the 1999 Stock Incentive Plan.

(3) In accordance with Rule 457(h), calculated on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the Nasdaq National Market on December 14, 2000 with respect to 1,782,000 shares of Class A Common Stock which may be granted under the 1999 Stock Incentive Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the divine interVentures, inc. 1999 Stock Incentive Plan (the "Plan") and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by divine interVentures, inc. (the "Company") with the Securities and Exchange Commission ("SEC") are incorporated by reference in this registration statement:

         (a) The Company's registration statement on Form S-1 (Reg. No. 333-92851) filed with the SEC on December 15, 1999, as subsequently amended and declared effective by the SEC on July 11, 2000.

         (b) The description of the Company's Class A Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form S-1 (Reg. No. 333-92851), which description is incorporated by reference in the Company's registration statement on Form 8-A filed with the SEC on March 21, 2000 (the "Form 8-A") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all subsequent amendments and reports filed for the purpose of updating the description in the Form 8-A.

         (c)  The Company's Current Report on Form 8-K dated July 26, 2000.

         (d) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000.

         In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment indicating that all securities offered pursuant to this registration statement have been sold or deregistering all the securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

         The Company will provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Company's principal executive offices at 3333 Warrenville Road, Suite 800, Lisle, Illinois, 60532, Attention: General Counsel. Telephone requests for copies should be directed to the Company's General Counsel at (630) 799-7500.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Company's Third Amended and Restated Certificate of Incorporation provides for the indemnification of its directors, to the fullest extent authorized by the Delaware General Corporation Law, and of selected officers, employees, or agents, to the extent determined by the Company's Board of Directors, except that the Company will generally not be obligated to indemnify a person in connection with an action initiated by that person without the Company's prior written consent. The indemnification under the Company's Third Amended and Restated Certificate of Incorporation obligates the Company to pay the expenses of a director, or an officer who is entitled to indemnification, in advance of the final disposition of any proceeding for which indemnification may be had, provided that the payment of these expenses incurred by a director or officer may be made only upon delivery to the Company of an undertaking by or on behalf of the director or officer to repay all amounts paid in advance if ultimately the director or officer is not entitled to indemnification. The Company has entered into indemnification agreements with each of its directors and executive officers providing for the indemnification discussed above.

         The Company's Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

         The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

      Number               Description of Exhibit
      ------               ----------------------

       4.1 The Company's Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration Statement No. 333-92851 (the "IPO Registration Statement")).

       4.2 The Company's Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the IPO Registration Statement).

       4.3 Specimen stock certificate representing Class A Common Stock (incorporated by reference to Exhibit 4.1 to the IPO Registration Statement).

       4.4 divine interVentures, inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the IPO Registration Statement).

       4.5 Form of Option Agreement under the divine interVentures, inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the IPO Registration Statement).

       5 Opinion of Bell, Boyd & Lloyd LLC, counsel to the Company, as to the legality of the shares of common stock being offered under the Plan.

       23.1 Consent of KPMG LLP.

       23.2 Consent of Bell, Boyd & Lloyd LLC (contained in its opinion filed as
            Exhibit 5).

       24 Power of Attorney (included on the signature page of this registration statement).

Item 9.     Undertakings.

       1.   The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on this 20th day of December, 2000.

                                divine interVentures, inc.

                                By: /s/ Michael P. Cullinane
                                   -----------------------------------
                                      Michael P. Cullinane

                                     Executive Vice President,
                                   Chief Financial Officer, and Treasurer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, Jude M. Sullivan, and D. Mark McMillan, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2000.

                Signature                    Title
                ---------                    -----
        /s/ Andrew J. Filipowski             Chairman of the Board and Chief Executive
----------------------------------------     Officer (principal executive officer)
         Andrew J. Filipowski

        /s/ Michael P. Cullinane             Executive Vice President, Chief Financial Officer,
----------------------------------------     Treasurer (principal financial and
         Michael P. Cullinane                accounting officer), and Director

        /s/ Paul L. Humenansky               Executive Vice President and Director
----------------------------------------
         Paul L. Humenansky

       /s/ Tommy Bennett                     Director
----------------------------------------
         Tommy Bennett

           Signature                           Title
           ---------                           -----

      /s/ Robert Bernard                       Director
-----------------------------
      Robert Bernard

    /s/ Peter C.B. Bynoe                       Director
-----------------------------
      Peter C.B. Bynoe

                                               Director
------------------------------
          John Cooper

       /s/ James E. Cowie                      Director
------------------------------
       James E. Cowie

      /s/ Thomas Danis                         Director
------------------------------
         Thomas Danis

                                               Director
------------------------------
     Michael H. Forster

     /s/ Arthur P. Frigo                       Director
------------------------------
         Arthur P. Frigo

                                               Director
------------------------------
        Gian Fulgoni

    /s/ George Garrick                         Director
------------------------------
         George Garrick

     /s/ Arthur W. Hahn                        Director
------------------------------
       Arthur W. Hahn

     /s/ David D. Hiller                       Director
------------------------------
       David D. Hiller

     /s/ Gregory K. Jones                      Director
------------------------------
       Gregory K. Jones

                                               Director
------------------------------
      Michael J. Jordan

                Signature                           Title
                ---------                           -----


          /s/ Steven Neil Kaplan                    Director
--------------------------------------
          Steven Neil Kaplan


                                                    Director
--------------------------------------
            Richard P. Kiphart


         /s/ Ronald D. Lachman                      Director
--------------------------------------
            Ronald D. Lachman


          /s/ William Lederer                       Director
--------------------------------------
             William Lederer


                                                    Director
-------------------------------------
           Lawrence F. Levy


                                                    Director
-------------------------------------
            Thomas J. Meredith


         /s/ Teresa L. Pahl                         Director
-------------------------------------
            Teresa L. Pahl


        /s/ John Rau                                Director
-------------------------------------
          John Rau


        /s/ Bruce Rauner                            Director
--------------------------------------
          Bruce Rauner


       /s/ Andre Rice                               Director
--------------------------------------
         Andre Rice


                                                    Director
--------------------------------------
         Timothy Stojka


                                                    Director
--------------------------------------
        Aleksander Szlam
                                                    Director


                                                    Director
--------------------------------------
            Mark Tebbe

               Signature                       Title
               ---------                       -----


         /s/ David M. Tolmie                   Director
--------------------------------------
            David M. Tolmie


        /s/ James C. Tyree                     Director
--------------------------------------
            James C. Tyree


       /s/ William Wrigley, Jr.                Director
--------------------------------------
          William Wrigley, Jr.


       /s/ Robert J. Zollars                   Director
--------------------------------------
          Robert J. Zollars

                               INDEX TO EXHIBITS

Exhibits                                Description
--------      -----------------------------------------------------------------

       5 Opinion of Bell, Boyd & Lloyd LLC, counsel to the Company, as to the legality of the shares of common stock being offered under the Plan.

    23.1      Consent of KPMG LLP.

    23.2 Consent of Bell, Boyd & Lloyd LLC (contained in its opinion filed as Exhibit 5).

      24 Power of Attorney (included on the signature page of this registration statement).